Exhibit 99.1

LSC COMMUNICATIONS REPORTS THIRD QUARTER 2018 RESULTS AND UPDATES FULL-YEAR 2018 GUIDANCE

Announces Agreement to Combine with Quad/Graphics

Chicago, October 31, 2018 – LSC Communications, Inc. (NYSE: LKSD) today reported financial results for the third quarter of 2018.

3Q 2018 Highlights:

•	Net sales of $1,015 million compared to $935 million in the third quarter of 2017, an increase of $80 million, or 8.5%

•	GAAP net loss of $4 million, or $0.12 per diluted share compared to a net loss of $3 million, or $0.07 per diluted share in the third quarter of 2017

•	Non-GAAP net income of $25 million, or $0.74 per diluted share, compared to non-GAAP net income of $25 million, or $0.73 per diluted share in the third quarter of 2017

•	Non-GAAP adjusted EBITDA of $90 million, or 8.9% of net sales, compared to $96 million, or 10.3% of net sales, in the third quarter of 2017

•	Company completed the sale of its European printing business

•	Company updates full-year guidance

“We continue to have success in winning new customers. During the quarter, however, we faced increasing challenges with a tight labor market and rising material costs that negatively impacted our margins. We do expect increased costs and challenging conditions to continue throughout the fourth quarter, and we are taking aggressive actions to mitigate the impact,” said Thomas J. Quinlan III, LSC Communications’ Chairman, Chief Executive Officer and President. “As separately announced today, we are taking the next major step in our evolution by combining with Quad/Graphics. As a combined company we will be better positioned in a dynamic industry environment to efficiently serve our clients through a broader set of offerings to help meet and manage their needs.”

As discussed below, beginning with the third quarter of 2018, the Company has revised its segment reporting structure. Additional details on the Company’s new segment structure are provided below.

Net Sales

Third quarter net sales were $1,015 million, up $80 million, or 8.5%, from the third quarter of 2017. After adjusting for acquisitions, divestitures, changes in foreign exchange rates, pass-through paper sales, and the adoption of new revenue recognition standards, organic net sales decreased 3.0% from the third quarter of 2017. The decrease in organic net sales was largely due to lower volume and price declines in Magazine, Catalogs & Logistics and lower volume in Book, Office Products and our other segments.

GAAP Net Income

Third quarter 2018 net loss was $4 million, or $0.12 per diluted share, compared to a net loss of $3 million, or $0.07 per diluted share, in the third quarter of 2017. Third quarter 2018 net loss included after-tax charges of $29 million primarily related to the write-off of a deferred tax asset associated with the disposition of our European printing business and third quarter 2017 net loss included after-tax charges of $28 million, primarily related to goodwill impairment charges. Both of these after-tax charges are excluded from the presentation of non-GAAP net income. Additional details regarding the amount and nature of these adjustments and other items are included in the attached schedules.

LSC COMMUNICATIONS REPORTS THIRD QUARTER 2018 RESULTS AND UPDATES FULL-YEAR 2018 GUIDANCE

Non-GAAP Adjusted EBITDA and Non-GAAP Net Income

Non-GAAP adjusted EBITDA in the third quarter of 2018 was $90 million, or 8.9% of net sales, compared to $96 million, or 10.3% of net sales, in the third quarter of 2017. The decrease in non-GAAP adjusted EBITDA was primarily due to volume declines and product mix, increased labor costs and the negative impact on productivity related to workforce turnover, partially offset by acquisition synergies and cost control initiatives.

Non-GAAP net income totaled $25 million, or $0.74 per diluted share, in the third quarter of 2018 compared to non-GAAP net income of $25 million, or $0.73 per diluted share in the third quarter of 2017. Reconciliations of net loss to non-GAAP adjusted EBITDA and non-GAAP net income are presented in the attached schedules.

2018 Guidance

The Company’s updated full-year guidance for 2018, in the table below reflects the impact of the expectation for continued increased labor and material costs for the remainder of the year:

	Guidance	Previous Guidance
Net sales	$3.80 to $3.85 billion	$3.75 to $3.85 billion
Non-GAAP adjusted EBITDA (1)	$270 to $290 million	$310 to $340 million
Depreciation and amortization	$135 to $140 million	$135 to $145 million
Interest expense	Approximately $78 million	$76 to $78 million
Non-GAAP effective tax rate	29% to 31%	27% to 31%
Capital expenditures	$70 to $75 million	$65 to $75 million
Free cash flow (2)	$80 to $110 million	$110 to $140 million
Diluted share count	Approximately 34 million	Approximately 34 million

(1)

Consistent with historical guidance and presentation, non-GAAP adjusted EBITDA includes net pension income. Beginning in 2018, Accounting Standards Update No. 2017-07 requires companies to disaggregate the service cost component of net benefit cost from other components of net benefit cost and present the service cost component with other employee compensation costs. All other components of net benefit cost will need to be presented outside of income from operations. As a result, the Company expects to reclassify approximately $49 million, $46 million and $45 million of net pension income for years ended 2018, 2017 and 2016, respectively, out of income from operations to investment and other (income)-net, resulting in no impact to net income or non-GAAP adjusted EBITDA.

(2)	Free cash flow is defined as net cash provided by operating activities less capital expenditures.

Certain components of the guidance given in the table above are provided on a non-GAAP basis only, without providing a reconciliation to guidance provided on a GAAP basis. Information is

LSC COMMUNICATIONS REPORTS THIRD QUARTER 2018 RESULTS AND UPDATES FULL-YEAR 2018 GUIDANCE

presented in this manner, consistent with SEC rules, because the preparation of such a reconciliation could not be accomplished without “unreasonable efforts.” The Company does not have access to certain information that would be necessary to provide such a reconciliation, including non-recurring items that are not indicative of the Company’s ongoing operations. Such items include, but are not limited to, restructuring charges, impairment charges, pension settlement charges, acquisition-related expenses, gains or losses on investments and business disposals, losses on debt extinguishment and other similar gains or losses not reflective of the Company’s ongoing operations. The Company does not believe that excluding such items is likely to be significant to an assessment of the Company’s ongoing operations, given that such excluded items are not indicators of business performance.

New Segment Structure

The Company is now reporting its results using the following segments (1) Magazines, Catalogs & Logistics, (2) Book, (3) Office Products, and (4) other, which includes its Mexico operations, Directory, Print Management and Europe. This morning the Company filed an 8-K and posted on its website schedules presenting the Company’s historical financial results in its new segment structure.

Conference Call Details

In a separate press release issued today, LSC Communications announced that it has entered into a definitive agreement to merge with Quad/Graphics, Inc. (NYSE: QUAD) in an all-stock transaction. Accordingly, LSC Communications will no longer host its earnings call as previously scheduled on November 1, 2018.

Instead, Quad/Graphics will hold a joint conference call and webcast with LSC Communications today at 8:30 a.m. ET / 7:30 a.m. CT to discuss the business combination. Quad/Graphics also will discuss its third quarter financial results on this call.

Participants can pre-register for today’s conference call and webcast by navigating to http://dpregister.com/10124442. Participants will be given a unique PIN to gain immediate access to the call, bypassing the live operator. Participants may pre-register at any time, including up to and after the call start time.

Alternatively, participants may dial into the conference call at least 10 minutes prior as follows:

•	U.S. Toll-Free: 1-877-328-5508

•	International Toll: 1-412-317-5424

Presentation materials will be available in the investor relations section of each company’s website at http://investors.qg.com and http://investor.lsccom.com/.

Telephone playback will be available shortly after the conference call ends, accessible as follows:

•	U.S. Toll-Free: 1-877-344-7529

•	International Toll: 1-412-317-0088

•	Replay Access Code: 10124442

The playback will be available until December 1, 2018.

About LSC Communications

With a rich history of industry experience, innovative solutions and service reliability, LSC Communications (NYSE: LKSD) is a global leader in print and digital media solutions. Our traditional and digital print-related services and office products serve the needs of publishers, merchandisers and retailers around the world. With advanced technology and a consultative approach, our supply chain solutions meet the needs of each business by getting their content into the right hands as efficiently as possible.

For more information about LSC Communications, visit www.lsccom.com.

Investor Contact

Janet M. Halpin, Senior Vice President, Treasurer & Investor Relations

E-mail: investor.relations@lsccom.com

Tel: 773.272.9275

Use of non-GAAP Information

This news release contains certain non-GAAP measures. The Company believes that these non-GAAP measures, such as non-GAAP adjusted EBITDA, non-GAAP adjusted EBITDA margin, non-GAAP net income/loss and free cash flow, when presented in conjunction with comparable GAAP

LSC COMMUNICATIONS REPORTS THIRD QUARTER 2018 RESULTS AND UPDATES FULL-YEAR 2018 GUIDANCE

measures, provide useful information about the Company’s operating results and liquidity and enhance the overall ability to assess the Company’s financial performance. The Company uses these measures, together with other measures of performance under GAAP, to compare the relative performance of operations in planning, budgeting and reviewing the performance of its business. Non-GAAP adjusted EBITDA, non-GAAP adjusted EBITDA margin, non-GAAP net income/loss and free cash flow allow investors to make a more meaningful comparison between the Company’s core business operating results over different periods of time. The Company believes that non-GAAP adjusted EBITDA, non-GAAP adjusted EBITDA margin, non-GAAP net income/loss and free cash flow, when viewed with the Company’s results under GAAP and the accompanying reconciliations, provides useful information about the Company’s business without regard to potential distortions. By eliminating potential differences in results of operations between periods caused by factors such as depreciation and amortization methods, historic cost and age of assets, financing and capital structures, taxation positions or regimes, restructuring, impairment and other charges and gain or loss on certain equity investments and asset sales, the Company believes that non-GAAP adjusted EBITDA, non-GAAP adjusted EBITDA margin and non-GAAP net income/loss can provide useful additional basis for comparing the current performance of the underlying operations being evaluated. By adjusting for the level of capital investment in operations, the Company believes that free cash flow can provide useful additional basis for understanding the Company’s ability to generate cash after capital investment and provides a comparison to peers with differing capital intensity.

Forward-Looking Statements

This news release may contain “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and the U.S. Private Securities Litigation Reform Act of 1995. Readers are cautioned not to place undue reliance on these forward-looking statements and any such forward-looking statements are qualified in their entirety by reference to the following cautionary statements. All forward-looking statements speak only as of the date of this news release and are based on current expectations and involve a number of assumptions, risks and uncertainties that could cause the actual results to differ materially from such forward-looking statements, including risks associated with the ability of LSC Communications to perform as expected as a separate, independent entity and risks associated with the volatility and disruption of the capital and credit markets, and adverse changes in the global economy. Readers are strongly encouraged to read the full cautionary statements contained in LSC’s filings with the SEC. LSC disclaims any obligation to update or revise any forward-looking statements.

LSC COMMUNICATIONS REPORTS THIRD QUARTER 2018 RESULTS AND UPDATES FULL-YEAR 2018 GUIDANCE

LSC Communications, Inc.

Condensed Consolidated Balance Sheets

As of September 30, 2018 and December 31, 2017

(in millions, except share and per share data)

(UNAUDITED)

	September 30, 2018	December 31, 2017
Assets
Cash and cash equivalents	$20	$34
Receivables, less allowances for doubtful accounts of $14 in 2018 (2017 - $11)	772	727
Inventories	244	238
Prepaid expenses and other current assets	41	47

Total Current Assets	1,077	1,046

Property, plant and equipment - net	514	576
Goodwill	107	82
Other intangible assets - net	165	160
Deferred income taxes	12	51
Other noncurrent assets	97	99

Total Assets	$1,972	$2,014

Liabilities
Accounts payable	$351	$406
Accrued liabilities	219	239
Short-term and current portion of long-term debt	276	123

Total Current Liabilities	846	768

Long-term debt	670	699
Pension liabilities	126	182
Restructuring and multi-employer pension liabilities	46	49
Other noncurrent liabilities	65	68

Total Liabilities	1,753	1,766

Commitments and Contingencies
Equity
Common stock, $0.01 par value
Authorized: 65,000,000 shares;
Issued: 34,882,123 shares in 2018 (2017: 34,610,931)	—	—
Additional paid-in capital	826	816
Accumulated deficit	(18)	(90)
Accumulated other comprehensive loss	(566)	(476)
Treasury stock, at cost: 1,834,161 shares in 2018 (2017: 100,256)	(23)	(2)

Total Equity	219	248

Total Liabilities and Equity	$1,972	$2,014

LSC COMMUNICATIONS REPORTS THIRD QUARTER 2018 RESULTS AND UPDATES FULL-YEAR 2018 GUIDANCE

LSC Communications, Inc.

Condensed Consolidated Statements of Operations

For the Three and Nine Months Ended September 30, 2018 and 2017

(in millions, except per share data)

(UNAUDITED)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2018	2017	2018	2017
Net sales	$1,015	$935	$2,887	$2,604

Cost of sales (1)	862	778	2,468	2,175
Selling, general and administrative expenses (SG&A) (1)	77	76	242	228
Restructuring, impairment and other charges—net	1	60	18	87
Depreciation and amortization	34	39	106	118

Income (loss) from operations	41	(18)	53	(4)

Interest expense-net	21	19	59	52
Investment and other (income)-net	(11)	(11)	(35)	(34)

Income (loss) before income taxes	31	(26)	29	(22)

Income tax expense (benefit)	35	(23)	36	(23)

Net (loss) income	$(4)	$(3)	$(7)	$1

Net (loss) earnings per common share:
Basic net (loss) earnings per share	$(0.12)	$(0.07)	$(0.21)	$0.03
Diluted net (loss) earnings per share	$(0.12)	$(0.07)	$(0.21)	$0.03
Dividends declared per common share	$0.26	$0.25	$0.78	$0.75
Weighted average number of common shares outstanding:
Basic	33.2	34.2	34.0	33.5
Diluted	33.2	34.2	34.0	33.8
Additional information:
Gross margin (1)	15.1%	16.8%	14.5%	16.5%
SG&A as a % of net sales (1)	7.6%	8.1%	8.4%	8.8%
Operating margin	4.0%	nm	1.8%	nm
Effective tax rate	112.3%	90.5%	124.3%	105.3%

(1)	Exclusive of depreciation and amortization

LSC COMMUNICATIONS REPORTS THIRD QUARTER 2018 RESULTS AND UPDATES FULL-YEAR 2018 GUIDANCE

LSC Communications, Inc.

Reconciliation of GAAP Net (Loss) Income to Non-GAAP Adjusted EBITDA

For the Three and Twelve Months Ended September 30, 2018 and 2017

(in millions)

(UNAUDITED)

	For the Twelve Months Ended	For the Three Months Ended
	September 30, 2018	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017
GAAP net (loss) income	$(65)	$(4)	$8	$(11)	$(58)

Adjustments:
Restructuring, impairment and other charges - net (1)	60	1	11	6	42
Acquisition-related expenses (3)	6	2	1	1	2
Purchase accounting adjustments (4)	2	1	—	3	(2)
Loss on debt extinguishment (5)	3	—	—	—	3
Depreciation and amortization	148	34	34	38	42
Interest expense - net	79	21	18	20	20
Income tax expense (benefit) (6)	72	35	5	(4)	36

Total Non-GAAP adjustments	370	94	69	64	143
Non-GAAP adjusted EBITDA	$305	$90	$77	$53	$85

Net sales	$3,886	$1,015	$943	$929	$999
Non-GAAP adjusted EBITDA margin %	7.8%	8.9%	8.2%	5.7%	8.5%

	For the Twelve Months Ended	For the Three Months Ended
	September 30, 2017	September 30, 2017	June 30, 2017	March 31, 2017	December 31, 2016
GAAP net income (loss)	$10	$(3)	$5	$(1)	$9

Adjustments:
Restructuring, impairment and other charges - net (1)	94	60	21	6	7
Separation-related expenses (2)	8	1	2	1	4
Acquisition-related expenses (3)	3	2	1	—	—
Purchase accounting adjustments (4)	1	1	—	—	—
Depreciation and amortization	159	39	39	40	41
Interest expense - net	70	19	16	17	18
Income tax (benefit) expense	(22)	(23)	(2)	2	1

Total Non-GAAP adjustments	313	99	77	66	71
Non-GAAP adjusted EBITDA	$323	$96	$82	$65	$80

Net sales	$3,523	$935	$848	$821	$919
Non-GAAP adjusted EBITDA margin %	9.2%	10.3%	9.7%	7.9%	8.7%

(1)

Restructuring, impairment and other charges-net: Restructuring charges for employee termination costs, lease terminations, other costs, and multiemployer pension plan withdrawal obligations, impairment charges for goodwill, intangible assets and other long-lived assets. Refer to the Reconciliation of GAAP to Non-GAAP Measures schedules for more information.

(2)	Separation-related expenses: One-time transaction expenses associated with becoming a standalone company.
(3)	Acquisition-related expenses: Legal, accounting and other expenses associated with completed and contemplated acquisitions.
(4)	Purchase accounting adjustments: Purchase accounting inventory step-up adjustments and any gains associated with acquisitions.
(5)	Loss on debt extinguishment: Loss related to a partial debt extinguishment.
(6)

Income tax expense (benefit): The three months ended September 30, 2018 included a $25 million non-cash write-off primarily due to a deferred tax asset related to the Company's disposition of its European printing business.

LSC COMMUNICATIONS REPORTS THIRD QUARTER 2018 RESULTS AND UPDATES FULL-YEAR 2018 GUIDANCE

LSC Communications, Inc.

Reconciliation of GAAP to Non-GAAP Measures

For the Three Months Ended September 30, 2018 and 2017

(in millions, except per share data)

(UNAUDITED)

	For the Three Months Ended September 30, 2018		For the Three Months Ended September 30, 2017
	Net (loss) income	Net (loss) income per diluted share	Net (loss) income	Net (loss) income per diluted share
GAAP basis measures	$(4)	$(0.12)	$(3)	$(0.07)
Non-GAAP adjustments:
Restructuring, impairment and other charges - net (1)	1	0.07	25	0.73
Separation-related expenses (2)	—	0.00	1	0.01
Acquisition-related expenses (3)	2	0.03	1	0.05
Purchase accounting adjustments (4)	1	0.01	1	0.01
Income tax adjustments (5)	25	0.75	—	—

Total Non-GAAP adjustments	29	0.86	28	0.80

Non-GAAP measures	$25	$0.74	$25	$0.73

(1)

Restructuring, impairment and other charges - net: Operating results for the three months ended September 30, 2018 and 2017 were affected by the pre-tax restructuring charges below of $1 million ($1 million after-tax) and $60 million ($25 million after-tax), respectively.

	For the Three Months Ended September 30,
	2018	2017
Other restructuring charges (a)	$1	$4
Other charges (b)	—	1
Impairment charges (c)	—	55

Total restructuring, impairment and other charges - net	$1	$60

(a)

The three months ended September 30, 2018 included other facility costs and pension withdrawal obligations related to facility closures, partially offset by a gain related to the disposition of the Company’s European printing business on September 28, 2018. For the three months ended September 30, 2017, the charges primarily resulted from a terminated supplier contract and the exit from certain operations and facilities.

(b	Other charges related to the Company’s multi-employer pension plan withdrawal obligations unrelated to facility closures.

(c)

For the three months ended September 30, 2017, the Company recorded a non-cash charge of $55 million to recognize the impairment of goodwill for the Company’s former magazines, catalogs and retail inserts reporting unit in the former Print segment as a result of goodwill impairment tests performed as of September 30, 2017. As a result of the Company’s change in reportable segments and reporting units during the three months ended September 30, 2018, the non-cash charges were restated to the following reporting units: magazines and catalogs ($28 million) and logistics ($22 million) which are both included in the new Magazines, Catalogs and Logistics segment, and Continuum ($5 million) which is included in Continuum segment that is reported in the Other segment grouping.

(2)	Separation-related expenses: The three months ended September 30, 2017 included pre-tax charges of $1 million ($1 million after-tax) for one-time costs associated with becoming a standalone company.
(3)

Acquisition-related expenses: The three months ended September 30, 2018 included pre-tax charges of $2 million ($2 million after-tax) related to legal, accounting and other expenses associated with completed and contemplated acquisitions. The three months ended September 30, 2017 included pre-tax charges of $2 million ($1 million-after tax) for legal, accounting and other expenses associated with the completed and contemplated acquisitions.

(4)

Purchase accounting adjustments: The three months ended September 30, 2018 included pre-tax charges of $1 million ($1 million after-tax) as a result of changes to purchase price allocations related to prior acquisitions. The three months ended September 30, 2017 included pre-tax charges of $1 million ($1 million after-tax) as a result of purchase accounting inventory step-up adjustments associated with completed acquisitions.

(5)

Income tax adjustments: The three months ended September 30, 2018 included a $25 million non-cash write-off primarily due to a deferred tax asset related to the Company’s disposition of its European printing business.

Note: The income tax impact is calculated using the tax rate in effect for the non-GAAP adjustments.

LSC COMMUNICATIONS REPORTS THIRD QUARTER 2018 RESULTS AND UPDATES FULL-YEAR 2018 GUIDANCE

LSC Communications, Inc.

Reconciliation of GAAP to Non-GAAP Measures

For the Nine Months Ended September 30, 2018 and 2017

(in millions, except per share data)

(UNAUDITED)

	For the Nine Months Ended September 30, 2018		For the Nine Months Ended September 30, 2017
	Net (loss) income	Net (loss) income per diluted share	Net income	Net income per diluted share
GAAP basis measures	$(7)	$(0.21)	$1	$0.03
Non-GAAP adjustments:
Restructuring, impairment and other charges - net (1)	13	0.39	42	1.26
Separation-related expenses (2)	—	0.00	3	0.07
Acquisition-related expenses (3)	3	0.08	2	0.07
Purchase accounting adjustments (4)	3	0.08	1	0.01
Income tax adjustments (5)	26	0.76	1	0.03

Total Non-GAAP adjustments	45	1.31	49	1.44

Non-GAAP measures	$38	$1.10	$50	$1.47

(1)

Restructuring, impairment and other charges - net: Operating results for the nine months ended September 30, 2018 and 2017 were affected by the pre-tax restructuring charges below of $18 million ($13 million after-tax) and $87 million ($42 million after-tax).

	For the Nine Months Ended September 30
	2018	2017
Other restructuring charges (a)	$11	$22
Employee termination costs (b)	7	7
Other charges (c)	1	3
(Reduction of goodwill impairment charges) charges (d)	(1)	55

Total restructuring, impairment and other charges - net	$18	$87

(a)

The nine months ended September 30, 2018 included charges related to facility costs, a loss related to the Company’s disposition of its retail offset printing facilities and pension withdrawal obligations related to facility closures, offset by a gain related to the disposition of the Company’s European printing business. For the nine months ended September 30, 2017, the charges primarily resulted from a terminated supplier contract and the exit from certain operations and facilities.

(b)

For the nine months ended September 30, 2018, employee-related termination costs resulted from the closure of one facility in the Magazines, Catalogs, and Logistics segment and the reorganization of certain business units and corporate functions. For the nine months ended September 30, 2017, employee-related termination costs resulted from one facility closure in the Book segment and the reorganization of certain business units.

(c)	Other charges related to the Company’s multi-employer pension plan withdrawal obligations unrelated to facility closures.

(d)

For the nine months ended September 30, 2017, the Company recorded a non-cash charge of $55 million to recognize the impairment of goodwill for the Company’s former magazines, catalogs and retail inserts reporting unit in the former Print segment as a result of goodwill impairment tests performed as of September 30, 2017. As a result of the Company’s change in reportable segments and reporting units during the three months ended September 30, 2018, the non-cash charges were restated to the following reporting units: magazines and catalogs ($28 million) and logistics ($22 million) which are both included in the new Magazines, Catalogs and Logistics segment, and Continuum ($5 million) which is included in Continuum segment that is reported in the Other segment grouping.

(2)	Separation-related expenses: The nine months ended September 30, 2017 included pre-tax charges of $4 million ($3 million after-tax) for one-time costs associated with becoming a standalone company.
(3)

Acquisition-related expenses: The nine months ended September 30, 2018 included pre-tax charges of $4 million ($3 million after-tax) related to legal, accounting and other expenses associated with completed and contemplated acquisitions. The nine months ended September 30, 2017 included pre-tax charges of $3 million ($2 million-after tax) for legal, accounting and other expenses associated with completed and contemplated acquisitions.

(4)

Purchase accounting adjustments: The nine months ended September 30, 2018 included pre-tax charges of $4 million ($3 million after-tax) as a result of purchase accounting inventory step-up adjustments and changes to purchase price allocations related to prior acquisitions. The nine months ended September 30, 2017 included pre-tax charges of $1 million ($1 million after-tax) as a result of purchase accounting inventory adjustments associated with the completed acquisitions.

(5)

Income tax adjustments: The nine months ended September 30, 2018 included a $25 million non-cash write-off primarily due to a deferred tax asset related to the Company’s disposition of its European printing business. The nine months ended September 30, 2018 and 2017 each include $1 million that was recorded due to the unfavorable impact associated with share-based compensation awards that lapsed during each of the periods.

Note: The income tax impact is calculated using the tax rate in effect for the non-GAAP adjustments.

LSC COMMUNICATIONS REPORTS THIRD QUARTER 2018 RESULTS AND UPDATES FULL-YEAR 2018 GUIDANCE

LSC Communications, Inc.

Total Company GAAP to Non-GAAP Adjusted EBITDA, Margin Reconciliation and Free Cash Flow

For the Three and Nine Months Ended September 30, 2018 and 2017

(in millions)

(UNAUDITED)

Total LSC Communications

	Q3 2018 YTD	Q3 2018	Q2 2018	Q1 2018	Q3 2017 YTD	Q3 2017	Q2 2017	Q1 2017
Net sales	$2,887	$1,015	$943	$929	$2,604	$935	$848	$821

GAAP net (loss) income	(7)	(4)	8	(11)	1	(3)	5	(1)
Restructuring, impairment and other charges - net	18	1	11	6	87	60	21	6
Separation-related expenses	—	—	—	—	4	1	2	1
Acquisition-related expenses	4	2	1	1	3	2	1	—
Purchase accounting adjustments	4	1	—	3	1	1	—	—
Depreciation and amortization	106	34	34	38	118	39	39	40
Interest expense - net	59	21	18	20	52	19	16	17
Income tax expense (benefit)	36	35	5	(4)	(23)	(23)	(2)	2

Non-GAAP Adjusted EBITDA	$220	$90	$77	$53	$243	$96	$82	$65

Non-GAAP Adjusted EBITDA margin	7.6%	8.9%	8.2%	5.7%	9.3%	10.3%	9.7%	7.9%
Net cash (used in) provided by operating activities	($26)	$0	($2)	($24)	$58	($20)	$14	$64
Capital expenditures	(52)	(15)	(17)	(20)	(51)	(15)	(15)	(21)

Free cash flow	($78)	($15)	($19)	($44)	$7	($35)	($1)	$43

LSC COMMUNICATIONS REPORTS THIRD QUARTER 2018 RESULTS AND UPDATES FULL-YEAR 2018 GUIDANCE

LSC Communications, Inc.

Segment GAAP to Non-GAAP Adjusted EBITDA and Margin Reconciliation

For the Three and Nine Months Ended September 30, 2018 and 2017

(in millions)

(UNAUDITED)

Magazines, Catalogs and Logistics

	Q3 2018 YTD	Q3 2018	Q2 2018	Q1 2018	Q3 2017 YTD	Q3 2017	Q2 2017	Q1 2017
Net sales	$1,291	$463	$401	$427	$1,099	$409	$341	$349

(Loss) income from operations	($19)	$1	($6)	($14)	($51)	($41)	($6)	($4)
Depreciation and amortization	47	16	15	16	52	18	17	17
Restructuring, impairment and other charges - net	10	—	6	4	55	51	2	2
Purchase accounting adjustments	—	—	—	—	1	1	—	—

Non-GAAP Adjusted EBITDA	$38	$17	$15	$6	$57	$29	$13	$15

Non-GAAP Adjusted EBITDA margin	2.9%	3.7%	3.7%	1.4%	5.2%	7.1%	3.8%	4.3%
Capital expenditures	$20	$6	$5	$9	$20	$6	$7	$7

Book

	Q3 2018 YTD	Q3 2018	Q2 2018	Q1 2018	Q3 2017 YTD	Q3 2017	Q2 2017	Q1 2017
Net sales	$797	$282	$266	$249	$777	$276	$262	$239

Income from operations	$49	$21	$19	$9	$53	$26	$18	$9
Depreciation and amortization	39	12	13	14	46	14	16	16
Restructuring, impairment and other charges - net	5	1	3	1	7	2	3	2

Non-GAAP Adjusted EBITDA	$93	$34	$35	$24	$106	$42	$37	$27

Non-GAAP Adjusted EBITDA margin	11.7%	12.1%	13.2%	9.6%	13.6%	15.2%	14.1%	11.3%
Capital expenditures	$25	$7	$9	$9	$12	$2	$3	$7

LSC COMMUNICATIONS REPORTS THIRD QUARTER 2018 RESULTS AND UPDATES FULL-YEAR 2018 GUIDANCE

LSC Communications, Inc.

Segment GAAP to Non-GAAP Adjusted EBITDA and Margin Reconciliation

For the Three and Nine Months Ended September 30, 2018 and 2017

(in millions)

(UNAUDITED)

Office Products

	Q3 2018 YTD	Q3 2018	Q2 2018	Q1 2018	Q3 2017 YTD	Q3 2017	Q2 2017	Q1 2017
Net sales	$422	$145	$154	$123	$352	$116	$125	$111

Income from operations	$30	$15	$13	$2	$32	$11	$12	$9
Depreciation and amortization	11	4	3	4	11	4	3	4
Restructuring, impairment and other charges - net	2	—	1	1	1	—	—	1
Purchase accounting adjustments	1	—	—	1	—	—	—	—

Non-GAAP Adjusted EBITDA	$44	$19	$17	$8	$44	$15	$15	$14

Non-GAAP Adjusted EBITDA margin	10.4%	13.1%	11.0%	6.5%	12.5%	12.9%	12.0%	12.6%
Capital expenditures	$1	$—	$1	$—	$3	$1	$2	$—

Other

	Q3 2018 YTD	Q3 2018	Q2 2018	Q1 2018	Q3 2017 YTD	Q3 2017	Q2 2017	Q1 2017
Net sales	$377	$125	$122	$130	$376	$134	$120	$122

Income from operations	$23	$9	$7	$7	$22	$5	$10	$7
Depreciation and amortization	8	2	2	4	8	3	3	2
Restructuring, impairment and other charges - net	—	—	—	—	7	5	1	1

Non-GAAP Adjusted EBITDA	$31	$11	$9	$11	$37	$13	$14	$10

Non-GAAP Adjusted EBITDA margin	8.2%	8.8%	7.4%	8.5%	9.8%	9.7%	11.7%	8.2%
Capital expenditures	$3	$1	$1	$1	$9	$1	$2	$6

Corporate
	Q3 2018 YTD	Q3 2018	Q2 2018	Q1 2018	Q3 2017 YTD	Q3 2017	Q2 2017	Q1 2017
Operating expenses	($30)	($5)	($15)	($10)	($60)	($19)	($27)	($14)
Investment and other (income)-net	(35)	(11)	(13)	(11)	(34)	(11)	(12)	(11)
Depreciation and amortization	1	—	1	—	1	—	—	1
Restructuring, impairment and other charges - net	1	—	1	—	17	2	15	—
Separation-related expenses	—	—	—	—	4	1	2	1
Acquisition-related expenses	4	2	1	1	3	2	1	—
Purchase accounting adjustments	3	1	—	2	—	—	—	—

Non-GAAP Adjusted EBITDA	$14	$9	$1	$4	($1)	($3)	$3	($1)

Capital expenditures	$3	$1	$1	$1	$7	$5	$1	$1

LSC COMMUNICATIONS REPORTS THIRD QUARTER 2018 RESULTS AND UPDATES FULL-YEAR 2018 GUIDANCE

LSC Communications, Inc.

Condensed Consolidated Statements of Cash Flows

For the Nine Months Ended September 30, 2018 and 2017

(in millions)

(UNAUDITED)

	2018	2017
Net (loss) income	$(7)	$1
Adjustment to reconcile net (loss) income to net cash (used in) provided by operating activities:
Impairment charges	—	55
Depreciation and amortization	106	118
Provision for doubtful accounts receivable	5	3
Share-based compensation	10	10
Deferred income taxes	30	(14)
Other	5	3
Changes in operating assets and liabilities - net of acquisitions and dispositions:
Accounts receivable - net	(44)	(48)
Inventories	(53)	(20)
Prepaid expenses and other current assets	(3)	(3)
Accounts payable	(45)	36
Income taxes payable and receivable	8	(29)
Accrued liabilities and other	(38)	(54)

Net cash (used in) provided by operating activities	$(26)	$58

Capital expenditures	(52)	(51)
Acquisitions of businesses, net of cash acquired	(54)	(175)
Disposition of business	45	—
Net (payments) and proceeds from purchase and sales of investments	(3)	1
Proceeds from sales of other assets	7	7

Net cash (used in) investing activities	$(57)	$(218)

Payments of current maturities and long-term debt	(39)	(53)
Net proceeds from credit facility borrowings	158	140
Proceeds from issuance of common stock	—	18
Payments for repurchase of common stock	(20)	—
Dividends paid	(26)	(25)
Other financing activities	(1)	—
Payments from RRD - net	—	3

Net cash provided by financing activities	$72	$83

Effect of exchange rate on cash and cash equivalents	(1)	5

Net (decrease) in cash, cash equivalents and restricted cash	$(12)	$(72)

Cash, cash equivalents and restricted cash at beginning of year	35	97

Cash, cash equivalents and restricted cash at end of period	$23	$25

Reconciliation to the Condensed Consolidated Balance Sheets	As of September 30, 2018	As of December 31, 2017
Cash and cash equivalents	$20	$34
Restricted cash included in prepaid expenses and other current assets	3	1

Total cash, cash equivalents and restricted cash shown in the condensed consolidated statement of cash flows	$23	$35

Supplemental non-cash disclosure	2018	2017
Issuance of approximately 1.0 million shares of LSC Communications, Inc. common stock for acquisition of a business	$—	$20

LSC COMMUNICATIONS REPORTS THIRD QUARTER 2018 RESULTS AND UPDATES FULL-YEAR 2018 GUIDANCE

LSC Communications, Inc.

Reconciliation of Reported to Pro Forma Net Sales

For the Three Months Ended September 30, 2018 and 2017

(in millions)

(UNAUDITED)

	Magazines, Catalogs & Logistics	Book	Office Products	Other	Total LSC
Q3 2017 Net Sales as Reported	$409	$276	$116	$134	$935
Adjustments(1)	96	—	28	—	124

Q3 2017 Net Sales Pro Forma	$505	$276	$144	$134	$1,059

Q3 2018 Net Sales as Reported	$463	$282	$145	$125	$1,015
Adjustments(1)	—	—	—	—	—

Q3 2018 Net Sales Pro Forma	$463	$282	$145	$125	$1,015

As Reported % Change	13.3%	2.4%	24.3%	(7.5%)	8.5%
Pro Forma % Change	(8.2%)	2.4%	0.4%	(7.5%)	(4.1%)

Non-GAAP Adjustments:
Impact of changes in foreign exchange rates	—%	—%	(0.4%)	(2.2%)	(0.3%)
Impact of pass-through paper sales	0.3%	2.5%	—%	(3.9%)	0.3%
Impact of adoption of new revenue recognition standard	1.2%	0.8%	2.1%	(0.2%)	1.0%
Impact of disposition (2)	(4.3%)	—%	—%	—%	(2.1%)

Q3 2018 Organic % Change (3)	(5.4%)	(0.9%)	(1.3%)	(1.2%)	(3.0%)

The reported results of the Company include the results of acquired businesses from the acquisition date forward. The Company has provided this schedule to reconcile reported net sales for the three months ended September 30, 2018 and 2017 to pro forma net sales as if the acquisitions took place as of January 1, 2017 for purposes of this schedule.

(1)	Adjusted for net sales of acquired businesses:

As the Company’s acquisition of RR Donnelley’s Print Logistics business (“Print Logistics”) occurred on July 2, 2018, there were no pro forma adjustments to net sales for the three months ended September 30, 2018. There were no other acquisitions during this period.

For the three months ended September 30, 2017, the adjustments for net sales of acquired businesses reflect the net sales of Print Logistics, The Clark Group, Inc. (“Clark Group”) (acquired November 29, 2017), Quality Park (acquired November 9, 2017), Publishers Press, LLC (acquired September 7, 2017), NECI, LLC (“NECI”) (acquired August 21, 2017), CREEL Printing, Inc. (“CREEL”) (acquired August 17, 2017), and Fairrington Transportation Corp., F.T.C. Transport, Inc. and F.T.C. Services, Inc. (“Fairrington”) (acquired July 28, 2017).

(2)

Adjusted for the disposition of the Company’s retail offset printing facilities on June 5, 2018. As the disposition of the Company’s European printing business occurred on September 28, 2018, there were no pro forma adjustments to net sales during the three months ended September 30, 2018 or 2017. There were no dispositions during the three months ended September 30, 2017.

(3)

Adjusted for the impact of acquisitions and a disposition, changes in FX rates, pass-through paper sales and the Company’s adoption of Accounting Standards Update No. 2014-09 “Revenue from Contracts with Customers (Topic 606)” (“ASC 606”) on January 1, 2018.

LSC COMMUNICATIONS REPORTS THIRD QUARTER 2018 RESULTS AND UPDATES FULL-YEAR 2018 GUIDANCE

LSC Communications, Inc.

Reconciliation of Reported to Pro Forma Net Sales

For the Nine Months Ended September 30, 2018 and 2017

(in millions)

(UNAUDITED)

	Magazines, Catalogs & Logistics	Book	Office Products	Other	Total LSC
Q3 2017 YTD Net Sales as Reported	$1,099	$777	$352	$376	$2,604
Adjustments(1)	360	—	87	—	447

Q3 2017 YTD Net Sales Pro Forma	$1,459	$777	$439	$376	$3,051

Q3 2018 YTD Net Sales as Reported	$1,291	$797	$422	$377	$2,887
Adjustments(1)	85	—	—	—	85

Q3 2018 YTD Net Sales Pro Forma	$1,376	$797	$422	$377	$2,972

As Reported % Change	17.5%	2.6%	19.8%	0.1%	10.8%
Pro Forma % Change	(5.7%)	2.6%	(3.9%)	0.1%	(2.6%)

Non-GAAP Adjustments:
Impact of changes in foreign exchange rates	—%	—%	0.1%	3.0%	0.4%
Impact of pass-through paper sales	0.4%	0.9%	—%	(3.2%)	—%
Impact of adoption of new revenue recognition standard	0.3%	0.8%	(1.1%)	—%	0.2%
Impact of disposition (2)	(1.7%)	—%	—%	—%	(0.8%)

Q3 2018 YTD Organic % Change (3)	(4.7%)	0.9%	(2.9%)	0.3%	(2.4%)

The reported results of the Company include the results of acquired businesses from the acquisition date forward. The Company has provided this schedule to reconcile reported net sales for the nine months ended September 30, 2018 and 2017 to pro forma net sales as if the acquisitions took place as of January 1, 2017 for purposes of this schedule.

(1)	Adjusted for net sales of acquired businesses:

For the nine months ended September 30, 2018, the adjustments for net sales of an acquired business reflect the net sales of Print Logistics (acquired July 2, 2018).

For the nine months ended September 30, 2017, the adjustments for net sales of acquired businesses reflect the net sales of Print Logistics, The Clark Group (“Clark Group”) (acquired November 29, 2017), Quality Park (acquired November 9, 2017), Publishers Press (acquired September 7, 2017), NECI (acquired August 21, 2017), CREEL (acquired August 17, 2017), Fairrington (acquired July 28, 2017), and HudsonYards, LLC (acquired March 1, 2017).

(2)

Adjusted for the disposition of the Company’s retail offset printing facilities on June 5, 2018. As the disposition of the Company’s European printing business occurred on September 28, 2018, there were no pro forma adjustments to net sales during the nine months ended September 30, 2018 or 2017. There were no dispositions during the nine months ended September 30, 2017.

(3)

Adjusted for the impact of acquisitions and a disposition, changes in FX rates, pass-through paper sales and the Company’s adoption of Accounting Standards Update No. 2014-09 “Revenue from Contracts with Customers (Topic 606)” (“ASC 606”) on January 1, 2018.

LSC COMMUNICATIONS REPORTS THIRD QUARTER 2018 RESULTS AND UPDATES FULL-YEAR 2018 GUIDANCE

LSC Communications, Inc.

Liquidity, Debt and Pension Summary

As of September 30, 2018 and December 31, 2017

(in millions)

(UNAUDITED)

Total Liquidity (1)	September 30, 2018	December 31, 2017
Availability
Stated amount of the Revolving Credit Facility (2)	$400	$400
Less: availability reduction from covenants	14	—

Amount available under the Revolving Credit Facility	$386	$400
Usage
Borrowings under Revolving Credit Facility	$229	$75
Impact on availability related to outstanding letters of credit	32	53

Total usage	$261	$128

Availability (3)	$125	$272
Cash	20	34

Net Available Liquidity	$145	$306

Short-term and current portion of long-term debt	$276	$123
Long-term debt	670	699

Total debt	$946	$822

Non-GAAP adjusted EBITDA for the twelve months ended September 30, 2018 and the year ended December 31, 2017	$305	$328
Non-GAAP Gross Leverage (defined as total debt divided by non-GAAP adjusted EBITDA (4))	3.10	2.51

Credit Agreement Consolidated Leverage Ratio as of September 30, 2018 (5)	2.79

Estimated Unfunded Status of Pension Benefit Plans

Based on the fair value of assets and the estimated discount rate used to value benefit obligations as of September 30, 2018, the Company estimates the unfunded status of the pension benefit plans would approximate $90 million compared to $187 million at December 31, 2017.

	Qualified	Non-Qualified & International	Total
Estimated liabilities	$2,371	$89	$2,460
Estimated assets	2,368	2	2,370

Estimated unfunded status at September 30, 2018	$(3)	$(87)	$(90)

(1)	Liquidity does not include uncommitted credit facilities, located outside of the U.S.
(2)

The Company has a $400 million senior secured revolving credit agreement (the “Revolving Credit Facility”) which expires on September 30, 2021. The Revolving Credit Facility is subject to a number of covenants, including, but not limited to, a minimum Interest Coverage Ratio and a maximum Consolidated Leverage Ratio, as defined in and calculated pursuant to the Revolving Credit Facility, that, in part, restrict the Company’s ability to incur additional indebtedness, create liens, engage in mergers and consolidations, make restricted payments and dispose of certain assets. There were $229 million and $75 million of borrowings under the Revolving Credit Facility as of September 30, 2018 and December 31, 2017, respectively.

(3)

The Company would have had the ability to utilize $386 million of the $400 million Revolving Credit Facility and not have been in violation of the terms of the agreement as of September 30, 2018. Availability under the Revolving Credit Facility was reduced by $229 million in borrowings and $32 million related to outstanding letters of credit.

(4)	The leverage ratio calculation includes non-GAAP adjusted EBITDA since the respective closing date of each acquisition and does not include a full 12 months of non-GAAP adjusted EBITDA.
(5)

The Consolidated Leverage Ratio as defined in the Credit Agreement was 2.79 at September 30, 2018 compared to a maximum permitted ratio under the Credit Agreement of 3.25, which steps down to 3.00 on March 31, 2019. The full definition of Consolidated Leverage Ratio is included in the Credit Agreement filed as an exhibit to the quarterly report on Form 10-Q for the quarter ended September 30, 2018.